UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 29, 2007

                                 BTHC VII, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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
                   Delaware                                000-52123                         20-4864126
(STATE OR OTHER JURISDICTION OF INCORPORATION)      (COMMISSION FILE NUMBER)      (IRS EMPLOYER IDENTIFICATION NO.)

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                        125 SOUTH WACKER DR., STE. 2600,
                                CHICAGO, IL 60606
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                                   (ZIP CODE)

       Registrant's telephone number, including area code: (312) 782-6800

                               12890 HILLTOP ROAD
                                ARGYLE, TX 76226
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14-a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS

SETTLEMENT AGREEMENT AND RELEASE WITH MATTHEW PATINKIN. Whitehall Jewelers, Inc. ("Whitehall"), a wholly-owned operating subsidiary of BTHC VII, Inc. has agreed to provide its former Executive Vice President of Real Estate and Development, Matthew Patinkin severance payments and benefits pursuant to a Settlement Agreement and Release executed by Mr. Patinkin on August 24, 2007 and executed by Whitehall on August 29, 2007. Mr. Patinkin has 7 days following
August 24, 2007 to revoke the agreement. No payments or benefits will be due to Mr. Patinkin if he exercises this right to revoke. The agreement will be effective following the expiration of this revocation period. Under this agreement, Mr. Patinkin executed a general release of claims against Whitehall, its parents, subsidiaries and affiliates. Mr. Patinkin also agreed to confidentiality, nonsolicitation of employees and nondisparagement covenants in favor of Whitehall, its parents, subsidiaries and affiliates. In consideration for the above, Whitehall agreed to pay Mr. Patinkin a severance payment of $987,500, payable as follows: $493,750 upon the effective date of the release and the balance on December 14, 2007. Whitehall has executed a promissory note in Mr. Patinkin's favor with respect to these payments. Under the agreement, Whitehall has agreed to continue certain fringe benefits of approximately $50,000, reimburse Mr. Patinkin for approximately $30,000 of unused vacation, as well as reimburse Mr. Patinkin for other expenses related to insurance matters and maintain group health insurance coverage for Mr. Patinkin for 30 months following the date his employment terminated. Whitehall also agreed to pay Mr. Patinkin's attorneys' fees in the amount of $50,000 incurred in connection with this agreement. Upon a change in control (as defined in the agreement), any amounts due and owing under the agreement shall accelerate and become payable on the earlier of the date such payment was otherwise due or 30 days following the change in control, unless the successor corporation agrees to assume Whitehall's obligations under the promissory note.

AGREEMENT AND RELEASE WITH DAVID HARRIS. Whitehall has entered into an Agreement and Release, executed by David Harris, Whitehall's former Senior Vice President of Store Operations, on August 24, 2007 and executed by Whitehall on August 29, 2007 setting forth the severance terms for Mr. Harris. Mr. Harris has 7 days following August 24, 2007 to revoke the agreement. No payments or benefits will be due to Mr. Harris if he exercises this right to revoke. The agreement will be effective following the expiration of this revocation period. Under this agreement, Mr. Harris executed a general release of claims against Whitehall, its parents, subsidiaries and affiliates. Mr. Harris also agreed to confidentiality, non-solicitation of employees and nondisparagement covenants in favor of Whitehall, its parents, subsidiaries and affiliates. In consideration for the above, Whitehall agreed to pay Mr. Harris his base salary, which was $230,000 during the Whitehall's fiscal year ended January 31, 2007, for a period of 12 months. Such payments shall be reduced by any compensation received from an employer during this 12 month period. Additionally, Whitehall agreed to pay Mr. Harris approximately $13,400 for unused vacation and an additional benefit of $5,000.


ITEM 9.01    EXHIBITS.

(c)   Exhibits:  None


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         BTHC VII, INC.
                                               (Registrant)

                                         By:   /s/ Robert B. Nachwalter
                                               -------------------------------
                                               Robert B. Nachwalter
                                               Senior Vice President
                                               and General Counsel


Date: August 31, 2007